UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Bank of America Corporation

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Bank of America Corporation Overview of Responsible Growth, Corporate Governance and Executive Compensation Practices, and Environmental and Social Initiatives 2019 Annual Meeting of Stockholders: Additional Soliciting Materials

What would you like the power to do? At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose, and achieve responsible growth. Our values Our purpose Responsible growth Eight lines of • Deliver • To help make • We must grow and win in business together financial lives the market – no excuses • Serving the core • Act responsibly better, through the • We must grow with our financial needs of power of every customer-focused people, companies • Realize the power of our connection strategy and institutional investors through people • We must grow within our eight lines of business • Trust the team risk framework • We must grow in a sustainable manner

Executive Summary • Record performance and strong execution across our business in 2018 generated meaningful stockholder returns while maintaining a sound capital structure, allowing us to deliver our purpose—to help make financial lives better through the power of every connection • Our Board is comprised of highly-engaged members whose independence, expertise, experience, and diversity provide effective oversight of our business and long-term strategy • Our year-round Board evaluation process continuously drive thoughtful Board composition and engagement • Our governance and human capital practices are subject to ongoing review for alignment with stockholder interests and feedback • Our executive compensation program promotes Responsible Growth and encourages long-term focus by paying for performance and maintaining alignment with our risk framework and stockholders’ interests • Sustainable Responsible Growth requires we share our success through ESG leadership, invest in talent and capabilities through operational excellence, and focus on being a great place to work Our Board recommends voting for all management proposals and against all stockholder proposals

Strong execution across our business in 2018

2018 Net Income	2018 Revenue	2018 Noninterest Expense	Quarterly Positive Operating Leverage
$28.1 billion Record Earnings	$91.2 billion, 4% from 2017	2% from 2017	4 Consecutive Years

2018 Performance Highlights:

- **Net income of $28.1 billion, or $2.61 per diluted share, grew 54%** compared to $18.2 billion, or $1.56 per diluted share in 2017
- **Noninterest expense decreased 2% in 2018 and is down $30 billion since 2010;** efficiency ratio improved to 58.5% in 2018 from 62.7% in 2017; continued focus on expenses while investing in new technology and digital capabilities:
  - Launched Erica, an AI-driven financial assistant
  - 26.4 million active mobile users
  - ~$3 billion in technology initiative spending in 2018
- **Net charge-off ratios remained near historic lows**
- **Common equity tier 1 ratio of 11.6%**, remaining above the 2019 regulatory requirement of 9.5%
- **Business referrals increased 11% to 7.1 million in 2018 from 6.4 million in 2017** reflecting improved client and customer activity
- **Returned $25.5 billion in capital to our common stockholders** through dividends and share repurchases; up over 50% from 2017
- **Total stockholder return above primary competitor group average** on a 1-year, 3-year and 5-year basis

Total Stockholder Return (TSR)



1-Year TSR
-15.0%
-22.6%
-21.6%
-22.6%
-4.4%
3-Year TSR
53.8%
17.4%
20.3%
2.3%
30.4%
5-Year TSR
69.5%
30.2%
32.8%
5.2%
50.3%
Bank of America
Primary Competitor Group
U.S. G-SIB average
All G-SIB average
S&P 500 Index

4

Director nominees provide the right skills and experience to oversee our business and strategy

Nominees Represent a Diverse Range of Qualifications and Skills, Including:

16 — **Strategic Planning.** For oversight of management's development and implementation of strategic priorities

8 — **Financial Services Experience.** For insight into key issues affecting our company

16 — **Risk Management.** For oversight of management in its comprehensive and rigorous approach to risk management

15 — **Audit/Financial Reporting.** For oversight of our company's audit function and preparation of financial statements

12 — **Consumer, Corporate, and Investment Businesses.** For experience across our business and its development

14 — **Experience in Complex, Highly Regulated Businesses.** For a deep understanding of the many factors involved in operating our business

12 — **Environmental, Social, and Governance.** For insight into how these principles define how we deliver Responsible Growth

2 — **Government, Public Policy, and Regulatory Affairs.** For insight into the key role of regulatory issues and government affairs in our business

3 — **Cybersecurity, Technology, and Information Security.** For oversight of management's efforts to maintain our customers' trust and protect the security of their information

11 — **Human Capital Management and Succession Planning.** For insight into our focus on talent development and our commitment to being a great place to work

9 — **Public Company Board Service and Corporate Governance.** For knowledge of public company governance issues and policies to enhance our Board practices

12 — **Global Perspective.** For insight into the many factors involved in overseeing management of our company's global footprint

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Nominees provide independent oversight:



15/16 are independent

Nominees represent a range of tenures, with an average of 6.6 years:


5
8
3
0 - 5 years
> 5 - 10 years
10+ years

Calculated by full years of completed service based on date of initial election as of our annual meeting date.

Nominees are people of color and/or gender diverse:


44%
Diverse

5 women directors

2 African-American directors

1 Hispanic director

5

Lead Independent Director with robust and well-defined responsibilities The authority, duties, and responsibilities of Jack Bovender, our Lead Independent Director, provide robust independent Board leadership and oversight Board Leadership Board Culture • Presides at all meetings when Chairman is not present • Serves as a liaison between CEO and independent directors • Calls meetings of independent directors • Establishes relationship with CEO, providing support, advice and feedback • Provides leadership if CEO/Chairman’s role may be in conflict • Acts as a “sounding board” and advisor to CEO Board Focus Board Meetings • Helps ensure our Board focuses on key issues facing Bank of America • Plans, reviews, and approves Board meeting agendas and schedules in • Assists in promoting corporate governance best practices coordination with CEO • Contributes to annual performance review of CEO and participates in CEO • Advises CEO of Board information needs and approves information sent to Board succession planning • Develops discussion topics for Board executive sessions Board Performance & Development Stockholders and Other Stakeholders • Promotes efficient and effective Board performance and functioning • Available for consultation and direct communication, to the extent requested by • Consults with Corporate Governance Committee on annual Board self- major stockholders evaluation • Regularly communicates with primary bank regulators to discuss appropriateness • Provides guidance on ongoing director development of Board’s oversight of management and company • Consults in identification and evaluation of director candidates, committee members and committee chairs Highly Engaged Lead • Regularly speaks with our CEO and holds bi-weekly calls • Attends meetings of all Board committees Independent Director to discuss Board meeting agendas and discussion topics, schedules, and other Board governance matters • Meets at least quarterly with management members including officers responsible for enterprise and • Speaks with each independent Board member at least operational risk, and human resources quarterly to receive input on Board agendas, Board • Plays a leading role in our stockholder engagement planning matters, and related topics of management process; in 2018 and in early 2019, Mr. Bovender met with oversight many of our largest stockholders, often in person, and in • Holds quarterly calls with our primary bank regulators aggregate, personally met with investors who own Jack Bovender approximately 26% of all outstanding shares 6

Leading governance practices continue to strengthen our Board’s effectiveness Active Independent Oversight • Robust, well-defined Lead Independent Director responsibilities extend beyond those of a traditional lead director • Independent directors, including the Lead Independent Director and committee chairs, meet directly with our company’s primary regulators • Independent directors meet privately in executive session at each regularly scheduled Board meeting (13 in 2018) • Board formally reviews CEO and senior management succession and development plans at least annually, and assesses candidates during Board and committee meetings and in less formal settings • Independent directors conduct CEO’s annual performance review and set his compensation Enhanced Director Recruitment Year-Round Self-Evaluations • Board is committed to regular renewal and • Board and committees conduct intensive and intertwined refreshment in alignment with our long-term strategy self-evaluations – directors provide feedback on Board • Board has continuously enhanced the director effectiveness, with emphasis on areas including Board recruitment and selection process, resulting in an composition, focus, culture, and process experienced, diverse group of nominees • Lead Independent Director speaks individually with each • Board utilizes a deliberate process to assess Board member at least quarterly candidates, including reviewing skills, experience, • Directors routinely request presentations on topics of existing time commitments, independence, and any interest, such as strategy, competitors, cybersecurity, and potential conflicts of interest risks • Rigorous director on-boarding and director education • Confirm the appropriate mix of Board skills to oversee the processes complement this enhanced recruitment execution of our strategy and drive Responsible Growth process • Regular Board assessment of optimal leadership structure • Adopted formal Lead Independent Director and • Board receives stockholder feedback on our governance Chairman emergency succession policy as part of practices through extensive, year-round outreach overall Board leadership succession planning

Governance and compensation practices informed by stockholder feedback Governance and compensation practices reflect ongoing Board review of best practices and stockholder input What We Do What We Don’t Do 9 Strong, well-defined Lead Independent Director Role 8 Discounting, reloading, or repricing stock options without stockholder approval 9 Formal Lead Independent Director (or Chairman, if independent) emergency succession policy 8 Severance or change-in-control agreements for executive officers 9 Right to proxy access at a 3%/3 year ownership threshold 8 Multi-year guaranteed incentive awards 9 Right to call special meeting at 10% ownership threshold 8 Excessive severance benefits to our executive officers (not exceeding two times salary and bonus without stockholder 9 Annual election of directors with a majority vote standard approval) 9 Robust stock ownership and retention requirements 8 Accrual of additional retirement benefits under any supplemental executive retirement plans 9 Apply clawback features to all executive officer variable pay and maintain incentive Compensation Forfeiture & Recoupment 8 Excise tax gross-ups upon change-in-control Disclosure Policy 8 Single-trigger vesting of equity-based awards upon change-in- 9 Review feedback from independent control functions in control performance evaluation and compensation decisions 8 Adjust PRSU results for the impact of legacy litigation, fines, and 9 Prohibition on hedging and speculative trading of company penalties, or passage of the Tax Act securities by directors and executive officers 8 Staggered terms for Board service

Performance evaluation and incentive compensation decision processes reflect pay for performance and risk management philosophy

Comprehensive Performance Evaluation → **Independent Review and Approval** → **Variable Pay is Subject to Ongoing Performance Measurement**

Comprehensive Performance Evaluation

Full year assessment of financial results and executive contributions to performance

- Company, line of business, and individual performance (financial and non-financial measures)
- Manner in which results are achieved, adherence to risk and compliance policies, and quality of earnings driving culture of Responsible Growth
- Accountability in driving a strong risk management culture
- Company performance relative to established risk metrics
- Company performance relative to primary competitor group

Scorecard assessment of performance against the pillars of Responsible Growth

- Grow and Win in the Market
- Grow with our Customer-Focused Strategy
- Grow within our Risk Framework
- Grow in a Sustainable Manner

Independent Review and Approval

- The Compensation and Benefits Committee's decisions are determined on a year-over-year basis after taking into account numerous factors identified in our 2019 Proxy Statement
- Based on multi-faceted performance assessment, including feedback from independent control functions, the Committee provides a compensation recommendation to independent directors[1]
- Independent Board members evaluate the Committee's recommendation
- If recommendation appropriately aligns pay to performance, independent directors provide approval
- Independent compensation consultant informs deliberations

Variable Pay is Subject to Ongoing Performance Measurement

Annual Incentives

Cash-Settled Restricted Stock Units (CRSUs)[2]	Tracks stock price performance over 1-year vesting period

Deferred Incentive

Performance Restricted Stock Units (PRSUs)	Re-earn subject to **three-year performance of average return on assets** and **average growth of adjusted tangible book value**; value subject to **three-year stock price performance**; awards are **stock-settled and subject to holding requirements**
Time-Based Restricted Stock Units (TRSUs)	Value subject to **three-year stock price performance**; awards are **stock-settled and subject to holding requirements**

(1) CEO compensation requires approval from all independent directors; compensation for named executive officers (NEOs) is approved by the Committee.
(2) CEO receives CRSUs; other NEOs receive an annual cash incentive.

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Executive compensation program aligns pay and performance Compensation Elements 2018 CEO Pay Mix • Reflects job scope, experience, and market comparable Base Salary 94.3% positions variable pay Cash-Settled Restricted Stock Units (CRSUs) directly links to company Base For CEO • Tracks stock price performance over 1-year performance Salary Annual vesting period CRSUs Incentive Annual Cash Incentive 28.3% 47.2% For all PRSUs • Company and individual performance linked to 3-yr performance other NEOs 47.2% measured over applicable performance year against key metrics TRSUs (TBV and ROA) Time-based Restricted Stock Units (TRSUs) • 18.9% Aligned with sustained longer-term stock price performance; 50% vest ratably over 3 years of shares earned must be held • 50% of net after tax shares must be held until retirement through 1-yr post-retirement (+1 year for CEO) (net of taxes) Performance Restricted Stock Units (PRSUs) • PRSUs are “re-earned” by achieving future performance Deferred • PRSU standards are meaningful and aligned with strong company results standards and are forfeited if results are below minimum Incentive standards at the end of the performance period • For 2018, the Committee increased the three-year average ROA • Performance metrics (50/50 weighting): average Return on standards by 10 bps at the 100% payout level and 5 bps at the 66 2/3% Assets (ROA) and average Growth in Adjusted Tangible Book payout level in consideration of strong company performance Value (TBV) • PRSU results are not adjusted for the impact of legacy litigation, fines, • 3-year performance period penalties, or passage of the Tax Act • Encourage achieving sustained stockholder value and • 3 of the 6 PRSUs that have completed their performance periods since the Responsible Growth net after tax shares earned must be until awards were introduced in 2011 earned below target, illustrating that • 50% of held retirement (+1 year for CEO) pay is aligned with performance

11 Deploying capital and driving Responsible Growth for long-term sustainability Our ESG leadership enables us to pursue growing business opportunities and manage risk associated with addressing the world’s biggest environmental and social challenges. It defines how we deploy our capital and resources, informs our business practices, and helps determine how and when we use our voice in support of our values Investing in the transition to a low carbon economy Financing sustainable projects, energy efficiency, greenhouse gas emissions Reducing our environmental footprint Advancing economic mobility and social progress Offering responsible products and services Creating a supportive and inclusive workplace Holding ourselves accountable Managing risk well Providing transparency In 2018, deployed $21.5 billion in capital to support low-carbon, sustainable businesses activities as part of $125 billion Environmental Business Commitment Through Community Development Banking, we deployed more than $4.7 billion in loans, tax credit equity investments and other real estate development solutions Originated $200 million in loans as part of $1.5 billion community development financial institutions (CDFI) portfolio; $20 million Veteran Entrepreneur Lending Program to connect veteran business owners with affordable capital through participating CDFIs Launched a $60 million Blended Finance Catalyst Pool to support deals focused on energy access, affordable housing, water and sanitation access, and climate resiliency UN Sustainable Development Goals (SDGs) Invested over $220 million in 1,000+ nonprofits and provided leadership development to 2,000+ nonprofit leaders through Neighborhood Builders® Issued our fourth and largest green bond for $2.25 billion and issued a $500 million social bond — the first social bond issued by a U.S. bank Committed to hiring 10,000 individuals from low- and moderate-income neighborhoods, through our Pathways program, over the next five years Invested more than $200 million in philanthropic capital as part of our $2 billion 10-year giving goal Employees volunteered 2 million hours with the impact of employee giving and matching gifts from the bank totaling $53 million in support to our communities Held six global ESG Committee meetings to discuss issues central to our ESG approach with regular updates to our Board Achieved nearly 90% of our multi-year commitment to hire 10,000 veterans, guards, and reservists Named one of America’s Most JUST Companies by Just Capital and Forbes Named Euromoney’s World’s Best Bank for Diversity & Inclusion Ranked No. 1 financial services company and No. 3 overall on Fortune Magazine’s annual Change the World list CDP Climate A List for leadership in greenhouse gas emissions management and reporting #2 on Fortune’s 50 Best Workplaces for Giving Back in 2018 list

Our people are the foundation for Responsible Growth We give our employees the support they need so they are able to make a genuine impact and contribute to sustainable growth of our business and the communities we serve We deliver on our promise of being a great place to work by: Being an inclusive workplace Creating opportunities for Supporting employees’ Recognizing and for our employees around employees to grow and physical, emotional and rewarding performance the world develop financial wellness Provide 16 weeks of paid An industry leader in employee Provide 401(k) contributions parental leave to bond with Our Focus on Equal Pay for Equal Work and Workplace Diversity survey participation and recent of up to 5% of eligible pay a new child and 20 days of • engagement scores at the Our company compensates our employees fairly and equitably based on after one year of service, paid bereavement leave to performance, with equal pay for equal work, regardless of race or gender highest levels in company plus 2% or 3% in annual mourn the loss of history company contributions • We maintain robust policies and practices and have had a rigorous process partner/spouse or a child and analysis from outside experts in place for over a decade • In 2018, we expanded our review of total compensation from the U.S. and Our Life Event Services Helped more than 17K employees Industry leader in U.K. to include France, Ireland, Hong Kong, Singapore (82% of our global group provides personalized find new roles within the company establishing internal workforce). Results show that compensation received by women is on support for employees and in 2018. More than 86% of eligible minimum rate of pay managers participated in manager for our U.S. hourly average greater than 99% of that received by men and that in the U.S., their families at moments compensation received by people of color is on average greater than 99% of that matter the most development training in 2018 employees non-people of color teammates • We are focused on diversity at all levels in the company. More than 50% of our global workforce is female. Our board is over 30% women, our To share our 2018 Regularly benchmark compensation 11 Employee management team is over 45% women, more than 40% of our global success, approximately against other companies, both within Networks with over managers are female and approximately 45% of our senior level employees 95% of employees and outside our industry, to confirm our 250 chapters and received special pay is competitive with comparable 120,000 are female • We have also increased Black/African American and Hispanic/Latino compensation awards roles in the market memberships representation in key Equal Employment Opportunity Commission categories For exceptional efforts to Number 21 on Fortune Included as a leader for the third Named to Latina Style’s 50 Best On the Black Enterprise Best Selected as Corporation of the accelerate progress for women Magazine’s 100 Best year in a row in the Bloomberg Companies to Work For in the Companies for Diversity list Year by the National LGBT in business Workplaces for Diversity Gender Equality Index U.S. Chamber of Commerce 12

Our Board requests your support for the following proposals at our 2019 Annual Meeting No. 1 – FOR Election of 16 Directors • Our Board regularly reviews its composition through thoughtful evaluation, and has continually enhanced the director recruitment, selection, and succession planning process • Our nominees bring deep and diverse experience, and their mix of attributes strengthens effective and independent oversight of our company’s businesses, our industry’s operating environment, and our company’s long-term strategy No. 2 – FOR Advisory “Say on Pay” Vote • Our compensation program pays for performance over the long-term, as well as on an annual basis • Compensation considerations promote Responsible Growth and align executives with stockholder interests • Comprehensive performance evaluation based on multi-faceted performance assessment ensures that incentive compensation decisions reflect risk management and pay for performance philosophy No. 3 – FOR Ratifying the Appointment of our Independent Registered Public Accounting Firm for 2019 • Our Audit Committee has appointed PwC as our independent registered public accounting firm for 2019 • Our Board is seeking stockholders’ ratification of PwC’s appointment No. 4 – FOR Amending the Bank of America Corporation Key Employee Equity Plan • The terms of the Key Employee Equity Plan (KEEP) are aligned with stockholders’ interests and are governed by our thoughtful compensation and employee equity award practices

Bank of america